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                                                                   EXHIBIT 10.10


                               PACKAGED ICE, INC.
                               STOCK OPTION PLAN

Packaged Ice, Inc., a Texas corporation, hereby adopts this Stock Option Plan for key employees of Packaged Ice, Inc. and its subsidiaries and non-employee directors of Packaged Ice, Inc. The purposes of this Plan are as follows:

         (1) To further the growth, development and financial success of the Company by providing additional incentives to its employees and non-employee directors.

         (2) To enable the Company to attract and retain the services of employees and non-employee directors considered essential to the long range success of the Company by offering them an opportunity to become owners of common stock of the Company under Options.

         (3) To align the interests of the Company's employees and non-employee directors with those of its stockholders.

         (4) To provide the Company's employees and non-employee directors with an appropriate level of reward in return for a superior level of appreciation in the value of the Company's Common Stock.

         (5) To emphasize the common interests of the Company's worldwide employees.

                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.1 -- DEFINITIONS

Whenever the following terms are used in this Plan they shall have the meaning specified below, unless the context otherwise requires.

"Board" shall mean the Board of Directors of Packaged Ice, Inc.





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"Cashless Exercise" shall mean a method of exercise under which certain
Optionees, in lieu of payment of the Option Price in cash, may choose to make payment by instruction from such Optionees to sell shares of Common Stock acquired upon such exercise on the open market through a duly registered broker-dealer with which the Company makes an arrangement for the sale of such shares of Common Stock under this Plan, such that the proceeds of such sale are sufficient to pay the entire Option Price and commissions of the broker-dealer.

"Cause" shall mean Optionee's (a) criminal misconduct, (b) continuing refusal to perform employment duties on substantially a full time basis, (c) continuing refusal to act in accordance with any lawful instructions of a more senior officer or employee, or (d) deliberate misconduct which could be seriously damaging to the Company without a reasonable good faith belief by the Optionee that his conduct was in the best interests of the Company. An Optionee's voluntary Termination of Employment in anticipation of dismissal for Cause shall be deemed to be a dismissal of the Optionee for Cause.

"Change of Control" shall mean any instance in which any person or group acquires beneficial ownership of a majority of the outstanding Common Stock of the Company or obtain the power (i) to elect a majority of the Board of Directors of the Company or its successor or (ii) if the Company's successor is not a corporation, to select the general partner or other person controlling the operations and business of such successor.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Committee" shall mean the Compensation Committee of the Board, which shall be constituted as provided in Section 6.1.

"Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company. To the extent the context requires, the term "Common Stock" shall also mean any other consideration that may be issuable upon exercise of an Option pursuant to adjustments made under Section 2.3 and 4.6 of the Plan.

"Company" shall mean Packaged Ice, Inc. and its successors. Unless the context requires otherwise, the term "Company" shall also include the Company's subsidiaries.

"Director" shall mean a member of the Board.





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"Disability" shall mean an Optionee's permanent disability, as determined in good faith by the Committee or by an officer of the Company designated by the Committee.

"Employee" shall mean any permanent full-time or part-time employee of the Company (including any such employee of any subsidiary), whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan; provided that (i) the Committee may determine that certain employees or all employees of a particular subsidiary are not Employees for purposes of this Plan and (ii) the Committee may determine that particular temporary employees, consultants or advisors of the Company are Employees for purposes of this Plan, provided that the services rendered by such consultants or advisors shall not be in connection with the offer or sale of securities in a capital-raising transaction.

"Fair Market Value" on any date, shall mean either (1) in the event the Company is publicly-traded, the average of high and low sale prices per share of Common Stock on such date (or, if such date is not a trading day, on the next preceding trading day) on the exchange or market as shall constitute the principal trading market for the Common Stock, or (2) in the event the Company is still privately-held, an independent fair market appraisal will need to be held.

"Initial Grant Date" shall mean the date as of which Options are first granted under the Plan.

"Non-Employee Director" shall mean a member of the Board who is not an employee of the Company.

"Option(s)" shall mean an option granted under the Plan to purchase Common Stock. Options include only options which are not intended to be "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.

"Option Price" shall mean the purchase price for the shares of Common Stock issuable upon exercise of an Option.

"Optionee" shall mean an Employee or Non-Employee Director to whom an Option is granted under the Plan.

"Plan" shall mean this Stock Option Plan, as amended from time to time.





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"Retirement" shall mean an Employee's or Non-Employee Director's retirement as such at age 65 or over after having been employed by the Company or having served as a Director for at least three years; provided that the senior human resources officer of the Company may determine that a particular Employee's retirement at a younger age or following a shorter term of employment with the Company shall constitute Retirement for purposes of the Plan.

"Secretary" shall mean the Secretary of the Company.

"Subsidiary" shall mean any corporation or other entity which is controlled by the Company, directly or through one or more intermediaries, within the meaning of Rule 405 under the Securities Act of 1933, as amended.

"Termination of Employment" shall mean, in the case of an Employee, the time when the employee-employer relationship between the Optionee and the Company is terminated for any reason whatsoever and, in the case of a Non-Employee Director, the time when the Optionee ceases to be a Director for any reason whatsoever. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not limited to, any question concerning whether particular leaves of absence constitute Terminations of Employment and whether any reemployment by the company is simultaneous with termination.

SECTION 1.2 -- RULES OF CONSTRUCTION

The masculine pronoun shall include the feminine and the singularly shall include the plural, where the context so indicates.

                                   ARTICLE II
                             SHARES SUBJECT TO PLAN

SECTION 2.1 -- SHARES SUBJECT TO PLAN

The shares of stock subject to Options shall be shares of Common Stock. The aggregate number of shares of Common Stock which may be issued upon exercise of Options shall not exceed 130,000.





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SECTION 2.2 -- UNEXERCISED OPTIONS

If any Option expires or is canceled without having been fully exercised, the number of shares of Common Stock subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitation of Section 2.1.

SECTION 2.3 -- CHANGES IN COMMON STOCK

In the event that, after the date this Plan is adopted, the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company, or other consideration, by reason of a merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, the Committee shall make appropriate adjustments in the number and kind of shares or other securities for the purchase of which Options may be granted, including adjustment of the limitation of Section 2.1 on the maximum number and kind of shares or other securities which may be issued upon exercise of Options.

                                  ARTICLE III
                              GRANTING OF OPTIONS

SECTION 3.1 -- ELIGIBILITY

Any Employee shall be eligible to be granted Options, and Options shall be granted to each Non-Employee Director in accordance with Section 3.2.

SECTION 3.2 -- GRANTING OF OPTIONS

(a) The Committee shall from time to time, in its absolute discretion:

         (1) Select from among the Employees (including those to whom Options have been previously granted under the Plan) such of them as shall be granted Options; and





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         (2)              Determine the number of shares of Common Stock to be
                 subject to Options granted to Employees; and

         (3) Determine the terms and conditions of the Options, including the Option Price, consistent with the Plan; and

         (4) Establish such conditions as to the manner of exercise of the Options as it may deem necessary, including but not limited to requiring Optionees to enter into agreements regarding transferability and other restrictions with respect to shares of Common Stock issuable upon exercise of such Options.

                                   ARTICLE IV
                                TERMS OF OPTIONS

SECTION 4.1 -- EVIDENCE OF EACH OPTION

Each Option shall be evidenced by a letter from a Company officer authorized by the Committee, setting forth the terms of the Option which are particular to the Optionee, or in such other manner as the Committee shall determine. The Secretary, or a person appointed by the Secretary, shall maintain a register of all outstanding Options, which shall include the date of grant, the number of shares of Common Stock covered by the grant, the Option Price and the name and address of the Optionee.

SECTION 4.2 -- OPTION PRICE

Unless the Committee determines otherwise at the time of any grant, the Option Price per share of the Common Stock subject to each Option shall be the Fair Market Value per share on the date such Option is granted.

SECTION 4.3 -- WHEN OPTIONS BECOME EXERCISABLE

Subject to the provisions of Section 4.4 (b) and 4.7 unless the Committee determines otherwise at the time of grant, each Option shall become exercisable as follows:





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         (a)              Except to the extent that such Option becomes
                 exercisable sooner pursuant to paragraph (b), each Option shall become exercisable as to 20 percent of the shares of Common Stock covered thereby on each anniversary of the Initial Grant Date and as to the balance of the shares of Common Stock covered thereby on the fifth anniversary of the Initial Grant Date.

         (b) At any time following the first anniversary of the Initial Grant Date, the Committee may, but shall not be required to, make such adjustments as it considers appropriate to the terms of any or all of the then outstanding Options. Such adjustments may include, without limitation, an acceleration of the time at which such Option may become exercisable. In determining whether to make any such adjustment, the Committee shall take into account the purposes of this Plan, the financial performance of the Company and such other considerations as it deems relevant. Following the third anniversary of the Initial Grant Date, if no Options have then become exercisable pursuant to Section 4.3(b), the Committee shall review the terms of all outstanding Options to determine whether any adjustments pursuant to this paragraph may be appropriate. Any adjustment made to an Option pursuant to this paragraph shall not, without the consent of the holder of the Option, adversely affect any rights or obligations of the holder of the Option in any material respect.

         (c) At any time prior to the end of the fifth year of the Initial Grant Date, the Company has an initial public offering, every Option shall become immediately exercisable.

SECTION 4.4 -- EXPIRATION OF OPTIONS; TERMINATION OF EMPLOYMENT

         (a) No Option may be exercised to any extent by anyone after, and every Option shall expire, ten years from the Option grant date.

         (b) Subject to the provisions of paragraph (a), unless the Committee determines otherwise at the time of any grant, each Option shall contain the following terms:

                 (i)              The Option shall expire on the tenth
                          anniversary of the date of grant.





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                 (ii)             The Option shall expire or become exercisable
                          in connection with a Termination of Employment as follows: (A) if the Termination of Employment results from the Optionee's death, Disability or Retirement, all Options then held by the Optionee shall become exercisable as to all shares of Common Stock covered thereby and may be exercised until the earlier of the first anniversary of such Termination of Employment or their stated expiration date; (B) if the Termination of Employment results from the Optionee's dismissal for Cause, all Options then held by the Optionee shall automatically expire and become unexercisable on the date of such Termination of Employment; (C) if the Termination of Employment results from any other circumstances, all Options then held by the Optionee which are exercisable on the date of Termination of Employment shall continue to be exercisable until the earlier of 90 days after such date or their stated expiration date, and all such Options which are not exercisable on the date of Termination of Employment shall automatically expire on such date.

SECTION 4.5 --   NO RIGHT TO CONTINUE IN EMPLOYMENT; NO RIGHT TO GRANT OF
                 OPTIONS; NO RIGHTS AS STOCKHOLDER

Nothing in this Plan or in any Option granted hereunder shall confer upon any Optionee any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause. No employee shall be entitled to be granted an Option under the Plan, regardless of his position or term of service with the Company, the fact that he has been granted an Option under the Plan or stock options or other benefits under any other benefit plan, or any other facts and circumstances. Grant of Options shall be made in the sole and absolute discretion of the Committee. No holder of an Option as such shall be, or shall have any of the rights and privileges of, a holder of any shares of Common Stock.

SECTION 4.6 -- ADJUSTMENTS IN OUTSTANDING OPTIONS

In the event that the outstanding shares of Common Stock subject to Options are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other consideration by reason of a merger, consolidation recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, the Committee shall make an appropriate and





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equitable adjustment in the number and kind of shares or other consideration as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable. such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option Price per share. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

SECTION 4.7 -- ACCELERATION OF EXERCISABILITY IN CERTAIN EVENTS

         (a) All outstanding Options issued under the Plan shall immediately become exercisable as to all shares of Common Stock covered thereby in the event that (i) following, or in connection with, a Change of Control of the Company, the Company merges with or into, or consolidates with, another entity, or engages in a recapitalization or other similar transaction the Common Stock is changed into or exchanged for other consideration or (ii) the Company merges with or into, or consolidates with, another entity, or engages in recapitalization or other similar transaction, and as a result of the transaction the Common Stock either (A) is no longer a voting equity security of the Company or (B) is no longer listed on a national securities exchange or authorized for quotation on an inter-dealer quotation system of a national securities association or (iii) the Company (A) sells, exchanges or otherwise disposes of all or substantially all of its assets or (B) is liquidated or dissolved. In connection with any such transaction the Committee may, but shall not be required to, provide that all outstanding Options shall automatically be converted into the right to receive from the Company or its successor, not later than 30 days after the transaction, cash in an amount equal to the number of shares of Common Stock covered by the Options immediately prior to the transaction times (i) the fair market value of the consideration receivable by the holder of one share of Common Stock immediately following the transaction less (ii) the exercise price per share of Common Stock covered by the Options immediately prior to the transaction, or (iii) upon an initial public offering (IPO). For purposes of this paragraph
                 (a), the term "Company" shall not include any Subsidiary.





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         (b)              The Company shall promptly notify each holder of an
                 Option of any event which shall cause the acceleration of all outstanding Options and of any conversion of Options into the right to receive cash as described in the preceding paragraph.

                                   ARTICLE V
                              EXERCISE OF OPTIONS

SECTION 5.1 -- PERSONS ELIGIBLE TO EXERCISE

During the lifetime of the Optionee, only the Optionee or the Optionee's guardian may exercise an Option granted to the Optionee. After the Optionee's death, any Option granted to the Optionee may, prior to the time when such portion becomes unexercisable under Section 4.4 or Section 4.7, be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

SECTION 5.2 -- PARTIAL EXERCISE

At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof expires or becomes unexercisable under Section
4.4 or Section 4.7, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares of Common Stock and the Committee may establish guidelines that require any partial exercise to be with respect to a specified minimum number if shares of Common Stock.

SECTION 5.3 -- MANNER OF EXERCISE

An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office, or another person designated by him, of all the following prior to the time when such Option or such portion becomes unexercisable under Section 4.4 or Section 4.7:

         (a) Notice from the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion thereof is exercised; provided that the Committee may adopt rules as to the manner, content and timing of such notice; and





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         (b)              Full payment of the Option Price (in cash or by
                 check) for the shares of Common Stock with respect to which such Option or portion thereof is thereby exercised, together with payment or arrangement for payment of any federal income tax or other tax required to be withheld by the Company with respect to such shares of Common Stock; provide that with respect to certain Optionees, subject to Section 5.4 and any related rules adopted by the Committee, payment of the Option Price may be made by Cashless Exercise; and

         (c) Such representations and documents, if any, as the committee reasonably deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, and any other federal, state or foreign securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it may deem appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

         (d) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4 -- CASHLESS EXERCISE

         (a) Subject to guidelines which may be established from time to time by the Committee, Options may be exercised by Cashless Exercise. The Committee may at any time, however, expand or further restrict eligibility for Cashless Exercise, amend the provisions of the Plan relating to Cashless Exercise, or provide that Options may no longer be exercised by Cashless Exercise, for any reason whatsoever, including without limitation, any change in accounting principles or practices, exchange controls or applicable laws or regulations.

         (b) If Cashless Exercise is elected, the Option will be deemed to be exercised simultaneously with the sale by the broker-dealer of shares of Common Stock acquired on the exercise of the Option sufficient to pay the entire Option Price and the broker-dealer's commission. If the shares of
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                 such exercise cannot be sold for a price equal to or greater than the full Option Price plus the broker-dealer's commission, then the Option shall not be exercised.

         (c) Election of Cashless Exercise shall constitute an authorization to the Company to deliver shares of Common Stock to the relevant broker-dealer. The broker-dealer will remit the Option Price and the amount of any applicable withholding taxes to the Company, and will remit any remaining proceeds to the Optionee after withholding the broker-dealer's commission. The broker-dealer's commission shall be for the account of the person exercising the Option.

                                   ARTICLE VI
                                 ADMINISTRATION

SECTION 6.1 -- COMPENSATION COMMITTEE

The Committee shall consist of at least three Directors. It shall be appointed by and shall serve at the pleasure of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

SECTION 6.2 -- DUTIES AND POWERS OF COMMITTEE

It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules shall be consistent with the basic purposes of the Plan. In its absolute discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Plan.

SECTION 6.3 -- COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the officers and Directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding





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upon all Optionees, the Company an all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS

SECTION 7.1 -- OPTIONS NOT TRANSFERABLE

No Option or interest or right therein shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition may be voluntary or involuntary or by operation of law or by judgment, levy, attachment, garnishment or any other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 7.2 -- AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board. However, the approval of the Company's stockholders shall be required for any modification or amendment of the Plan or outstanding Options. The amendment, suspension or termination of the Plan shall not, without the consent of the holder of an Option, adversely affect any rights or obligations of the Optionee under any outstanding Option in any material respect. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date the Plan is adopted or the date the stockholders of the Company approve this Plan, if earlier.

SECTION 7.3 -- EFFECT OF PLAN UPON OTHER OPTIONS AND COMPENSATION PLANS

The adoption of this plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be constituted to limit the right of the Company or any of its Subsidiaries (a) to establish any other forms of incentives or compensation for employees of the Company or any of its Subsidiaries or (b) to grant or assume options otherwise





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than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporate or other entity.

SECTION 7.4 -- FOREIGN EMPLOYEES

Notwithstanding anything to the contrary in Articles III, IV and V (other than Section 4.4 (a) and Section 5.1), the Committee may grant Options to eligible Employees who are not United States citizens or residents on such terms and conditions as may, in the judgment of the Committee, be necessary or desirable to foster the purposes of the Plan. In furtherance of the purposes of the Plan, the Committee may adopt such modifications to the terms of Options and such procedures and guidelines, and may cause the Company to take such other actions, as may be necessary or advisable to comply with foreign laws and practices.

SECTION 7.5 -- TITLES

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 7.6 -- GOVERNING LAW

The laws of the State of Texas shall govern the Plan and each Option, regardless of the citizenship or residence of any Optionee.





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